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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS - EXHIBIT 23.1
            --------------------------------------------------------

As independent public accountants, we hereby consent to the incorporation of our reports incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (File No. 333-31914, File No. 333-33312, File No. 333-67589, File No. 333-10253 and File No. 333-3388),
Registration Statements on Form S-3 (File No. 333-37586 and File No. 333-46813) and Registration Statement on Form S-4 (File No. 333-53899).

                                               /S/ Arthur Andersen LLP

San Francisco, California
March 21, 2002

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